Exhibit 21.01


                    List of Subsidiaries of Registrant




                                                           State of
                    Name                                Incorporation
 ------------------------------------                   -------------

Wickes Inc.                                               Delaware
  GLC Division, Inc.                                      Delaware
  Lumber Trademark Company                                Illinois

Dependable Insurance Group, Inc.                           Florida
   American Financial Acquisitions Corporation             Delaware